UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SPARTON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	38-1054690 (I.R.S. Employer Identification No.)

425 North Martingale Road, Suite 2050 Schaumburg, Illinois (Address of principal executive offices)	60173-2213 (Zip Code)
Sparton Corporation 2010 Long-Term Stock Incentive Plan
(Full title of the plan)

Cary B. Wood	Copy to:
President and Chief Executive Officer Sparton Corporation 425 North Martingale, Suite 2050 Schaumburg, Illinois 60173-2213 (Name and address of agent for service)	Carrie Leahy Bodman LLP 201 S. Division, Suite 400 Ann Arbor, Michigan 48104
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price per	aggregate offering	registration
Title of securities to be registered	registered (1)	share (2)	price (2)	fee (2)
Common stock, par value $1.25 per share	1,000,000	$6.01	$6,010,000	$428.51

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock to be offered or sold pursuant to the Sparton Corporation 2010 Long-Term Stock Incentive Plan that may be issued as a result of the anti-dilution and other adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, reverse stock split, share combination, recapitalization or similar event affecting the capital structure of Registrant, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Registrant or any of its subsidiaries.

(2)	Computed in accordance with Rules 457(h) under the Securities Act, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange on December 28, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement and will be sent or given to employees in accordance with Rule 428(b)(1) under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Sparton Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed on September 15, 2009 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b1)	Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed on November 16, 2009 pursuant to Section 13(a) or 15(d) of the Exchange Act.

(b2)	Registrant’s Current Reports on Form 8-K filed on September 15, 2009, September 21, 2009, November 16, 2009, November 19, 2009 and November 25, 2009, pursuant to Section 13(a) or 15(d) of the Exchange Act.

(b3)	The description of Registrant’s common stock, par value $1.25, which is contained in Registrant’s Form 8-K filed on December 29, 2009 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant’s Amended Code of Regulations provides that its directors, officers and employees are indemnified against expenses (including attorneys’ fees), judgments, decrees, fines, penalties and amounts paid in settlement incurred in connection with the defense of any pending or threatened action, suit or proceeding (criminal or civil), to which he or she is or may be made a party by reason of having been such director, officer or employee of Registrant, if it is determined that the person seeking indemnification was not and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his or her duties to the Registrant, he or she acted in good faith and in what he or she reasonably believed to be in the best interests of the Registrant and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. The Amended Code of Regulations also provides that the Registrant may pay expenses with respect to any pending or threatened action, suit or proceeding against an officer, director or employee in advance of final disposition, conditioned on the recipient’s undertaking to the Registrant that such advances will be repaid unless it shall ultimately be determined that he or she is entitled to be indemnified by the Registrant. The Amended Code of Regulations of the Registrant provides that the right of indemnification granted under the Amended Code of Regulations is not exclusive of any other rights to which any person may be entitled under the articles, regulations, any agreement, any insurance purchased by Registrant, vote of shareholders or otherwise. The Registrant maintains director and officer liability insurance for the benefit of its directors and officers and those of its wholly owned subsidiaries.
Ohio law also provides for the indemnification of directors, officers and employees of Ohio corporations. Among other things, the Ohio General Corporation Law requires the indemnification of a director, officer, employee or agent if he or she has been successful on the merits or otherwise in the defense of any action, suit or proceeding, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding. In addition, the Ohio General Corporation law provides that unless the articles or regulations specifically provide otherwise, or unless the only liability asserted is pursuant to Section 1701.95 (liability for unlawful loans, dividends, distribution of assets), expenses, including attorneys’ fees incurred by a director shall be paid by a corporation as they are incurred, in advance of final disposition, upon receipt of any undertaking by or on behalf of the director in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a Court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless regard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, act or proceeding.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description

4.1	Amended Articles of Incorporation of the Registrant are incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

4.2	Amended Code of Regulations of the Registrant are incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

4.3	Amended Bylaws of the Registrant are incorporated by reference from the exhibits to Form 8-K filed on November 3, 2008, Commission File No. 1-1000.

4.4	Sparton Corporation 2010 Long-Term Stock Incentive Plan incorporated by reference from Registrant’s definitive Proxy Statement (Appendix A) filed on September 28, 2009, Commission File No. 1-1000.

5.1	Opinion of Bodman LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Bodman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Schaumburg, State of Illinois, on the 29th day of December, 2009.

SPARTON CORPORATION
BY:	/s/ Cary B. Wood
Cary B. Wood, President
and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cary B. Wood and Gregory A. Slome and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person and hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Cary B. Wood Cary B. Wood	President, Chief Executive Officer and Director (Principal Executive Officer)	December 29, 2009

/s/ Gregory A. Slome Gregory A. Slome	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 29, 2009

/s/ David P. Molfenter David P. Molfenter	Chairman of the Board of Directors	December 29, 2009

/s/ James D. Fast James D. Fast	Director	December 29, 2009

/s/ Joseph J. Hartnett Joseph J. Hartnett	Director	December 29, 2009

/s/ William I. Noecker William I. Noecker	Director	December 29, 2009

/s/ Douglas R. Schrank Douglas R. Schrank	Director	December 29, 2009

/s/ W. Peter Slusser W. Peter Slusser	Director	December 29, 2009

/s/ James R. Swartwout James R. Swartwout	Director	December 29, 2009

/s/ Dr. Lynda J.-S. Yang Dr. Lynda J.-S. Yang	Director	December 29, 2009

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1	Amended Articles of Incorporation of the Registrant are incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

4.2	Amended Code of Regulations of the Registrant are incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

4.3	Amended Bylaws of the Registrant are incorporated by reference from the exhibits to Form 8-K filed on November 3, 2008, Commission File No. 1-1000.

4.4	Sparton Corporation 2010 Long-Term Stock Incentive Plan incorporated by reference from Registrant’s definitive Proxy Statement (Appendix A) filed on September 28, 2009, Commission File No. 1-1000.

5.1	Opinion of Bodman LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Bodman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

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